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                                                              Exhibit 3

                                     BY-LAWS

                                       OF

                      ALLEGHENY AND WESTERN RAILWAY COMPANY

                         (Revised as of January 1, 1994)


                                    ARTICLE I

Meetings of Stockholders

          Section 1.1 The annual meeting of the stockholders shall be held at the office of the Company in Cleveland, Ohio, on the fourth Thursday in May, at eleven o'clock a.m. in every year, or at such other time and date and at such other place in the United States of America as may be designated by the Board of Directors. The holders of at least one-third of the outstanding shares of capital stock, in person or by proxy, shall constitute a quorum. Such meeting may adjourn from time to time for such period as the meeting may determine, until its business is completed. The time and place to which such an adjournment is taken shall be publicly announced at the meeting, and no further notice thereof shall be necessary.

          Section 1.2 (a)      A special meeting of the stockholders may be
called and held at any time and place in the United States of America, by order of the President or the Board of Directors, and shall be called whenever any number of stockholders owning not less than one-fifth part of the capital stock of the Company shall in writing make application therefor to the President, stating the object of such meeting.

                  (b) Written notice of the time and place for holding any such meeting, and of the business (the statement of which shall be brief and concise) to be transacted, shall be given not less than five days nor more than forty days prior to the meeting date, by depositing the same in the United States Mail, postage prepaid, addressed to each stockholder at the address shown in the register of stockholders.

                  (c) The holders of at least one-third of the outstanding shares of capital stock, present in person or by proxy, shall constitute a quorum at any special meeting. In the absence of a quorum in attendance at the time and place of any special meeting, the presiding officer may adjourn the meeting, without further notice than by announcement at the meeting, to reconvene at the place, on the day and at the time specified in such announcement.

                  (d) Any special meeting at which a quorum is present may adjourn from time to time for such period as the meeting may determine, until its business is completed. The time and place to which such an adjournment is taken shall be publicly announced at the meeting, and no further notice thereof shall be necessary.



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                  (e)          The business of each special meeting shall be
confined to the objects stated in the notice thereof.

          Section 1.3 The President, or in his absence the Vice President senior in office and present at the meeting, shall preside at each meeting of the stockholders. In the absence of such officers at any meeting, the Directors present may appoint one of their number to preside; and if, for any reason, the Directors should fail to make such appointment, then any stockholder, or the proxy of any stockholder, may call the meeting to order, and the first order of business shall be the election of a presiding officer. The Secretary shall act as secretary of the meeting; provided that, in case of his absence or inability to serve, the presiding officer shall appoint as secretary any Assistant Secretary or any stockholder or the proxy of any stockholder present at the meeting.

          Section 1.4 The Tellers, in the event they shall have been appointed, shall open and close the polls, receive and take in charge all proxies and ballots, and decide by majority vote, all questions touching upon the qualifications of voters and the validity of proxies and the acceptance or rejection of votes. At the annual meeting, the Tellers, in the event they shall have been appointed, shall act as judges of election. In the event that no appointment of Tellers shall have been made as provided in Section 2.1 (b) hereof, or if for any reason any one or more of the Tellers so appointed shall fail to attend or refuse or be unable to serve, then the Tellers, or so many as may be necessary to take the place of any so failing to attend or refusing or being unable to serve, may be appointed by the presiding officer at the meeting.

          Section 1.5 Any action which may be taken at a meeting of the stockholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the stockholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary.


                                   ARTICLE II


Board of Directors

          Section 2.1 (a)      The affairs of the Company shall be managed by a
Board of five Directors (hereinafter referred to as the Board of Directors, or the Board), who shall be elected by the stockholders at their annual meeting.

                  (b) Prior to each meeting of the stockholders the Directors may appoint three persons, who shall not be directors or officers of the Company or candidates for office, to serve as Tellers at such meeting.

          Section 2.2 A Director shall continue in office until the next election of Directors. Should any Director die, resign or become disqualified prior to the expiration of his term, the Board, by affirmative vote of a majority of the remaining members thereof, shall appoint a successor to serve until the next election of Directors.



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          Section 2.3 (a)      The annual meeting of the Board shall be held as
soon a conveniently possible after the annual meeting of stockholders. Regular meetings shall be held at such times and places as may be called by the President.

                  (b) A special meeting of the Board at any time and place may be called by order of the President, and shall be called at the request of any two Directors. Reasonable notice of all meetings shall be given to each Director.
                  (c) A majority of the whole number of the Board shall constitute a quorum for the transaction of business.

                  (d) The President, or, in his absence, any Director selected for the purpose by the Board shall preside at each meeting of the Board.

          Section 2.4 (a)      The Board may, by resolution adopted by a
majority of the Board, designate one or more committees, each committee to consist of two or more of the Directors of the Company. Any such committee, to the extent provided in such resolution, shall have and exercise the authority of the Board in the management of the business and the affairs of the Company.

                  (b) Any action which may be taken at a meeting of the Board or the members of any committee may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the Directors or the members of the committee, as the case may be, and shall be filed with the Secretary.

          Section 2.5 At its annual meeting the Board shall elect a President, one or more Vice Presidents, a Secretary, a Treasurer, a Comptroller, and one or more General Counsel. The Board may also elect one or more Assistant Secretaries and one or more Assistant Treasurers, and such other officers as it may deem desirable, to hold office until the next annual meeting of the Board.
A Vice President may hold at the same time the office of Secretary, Treasurer, Comptroller or General Counsel.


                                   ARTICLE III

Officers and Agents

          Section 3.1 (a)      The President shall be the chief executive
officer of the Company; he shall have and exercise general and active management of the business of the Company, and shall see that all orders and resolutions of the Board are carried into effect. He may sign and execute all written instruments, negotiable or otherwise, in the name of the Company, and may affix or cause to be affixed the corporate seal of the Company to such thereof as may require sealing.







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                  (b)          In the case of any vacancy in, or the absence or
incapacity of the duly elected or appointed holder of, the office of Vice President, Secretary, Treasurer, Comptroller, General Counsel, Assistant Secretary or Assistant Treasurer, the President may make an appointment, pro tem, to assure performance of the function of such office; but such appointment shall terminate unless confirmed by the Board at its next ensuing meeting.

                  (c) The President may appoint, or authorize the appointment of, such additional officers, agents and employees as he shall deem necessary for the proper management of the business and property of the Company.

          Section 3.2 Each Vice President shall have such powers, and shall perform such duties, as may be assigned to him by the Board, or the President. Each Vice President may sign and execute all written instruments, negotiable or otherwise, in the name of the Company, and may affix or cause to be affixed the corporate seal of the Company to such thereof as may require sealing.

          Section 3.3 (a)      The Secretary shall attend all meetings of the
Board, all meetings of the stockholders and record all votes and the minutes of all proceedings in appropriate books which he shall keep for that purpose. He shall perform such other duties as may be prescribed by the Board.

                  (b) An Assistant Secretary may perform any of the functions of the Secretary when called upon to do so.

          Section 3.4 (a)      The Treasurer shall have the custody of the
funds, securities and other valuable effects of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies in the name and to the credit of the Company in authorized depositories. He shall disburse the funds of the Company as may be duly authorized, taking proper vouchers for such disbursements, and shall render such reports as may be required of him.

                  (b) An Assistant Treasurer may perform any of the functions of the Treasurer when called upon to do so.

          Section 3.5 The Comptroller shall have immediate charge of accounting. The general books and accounts of the corporation shall be kept under his supervision, and he shall prescribe, enforce and maintain the system of accounts, and render such reports as may be required of him. He shall perform such other duties as may be prescribed by the Board.

          Section 3.6 The General Counsel shall be the chief consulting officer of the Company in all legal matters, and shall have general control of all matters of legal import concerning the Company.

          Section 3.7 The compensation of officers elected by the Board may be fixed by the Board. The compensation of all other officers and employees may be fixed by action of the President.





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          Section 3.8          Any officer or employee shall be subject to
removal at any time by affirmative vote of a majority of the whole Board; and any officer, agent or employee not elected or appointed by the Board shall be subject to removal by the officer appointing him.


                                   ARTICLE IV

Regulations Relating to the Issue and Cancellation of Stock Certificates

          Section 4.1 The Board shall provide for the issue, transfer and registration of the capital stock of the Company, and may appoint the necessary officers, transfer against and registrars or transfers for that purpose.

          Section 4.2 Until otherwise provided by the Board, stock certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary, and in the absence of any one of the aforesaid officers, or in any other emergency that may arise, the certificates may be signed for the aforesaid officers by such person or persons as the President may designate with the approval of the Board; provided, however, that the signatures of the President and the Secretary on any such certificate may be facsimile. In case any officer or officers of the Company who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate, shall have ceased to be such officer or officers, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Company, such certificate may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers, and such issuance and delivery shall, ipso facto, constitute such adoption. Subject to the provisions of Section 4.5 hereof, no new certificate shall be issued to a transferee except upon surrender and cancellation of the old certificate.

          Section 4.3 The stock transfer books may or may not be closed for the payment of dividends in the discretion of the Board. In case the stock transfer books are not closed, then the parties in whose names respectively the stock stands upon the transfer books of the Company on a record date to be fixed by the Board shall be entitled to receive dividends.

          Section 4.4 A register of stockholders, with their addresses, as furnished to the Company, shall be kept by the Secretary, and all questions respecting the right to vote, receive dividends, or other matters depending upon the ownership of the stock, so far as the same may affect the Company, shall be determined by the stock books of the Company as they stand at the time.

          Section 4.5 In the case of the loss or destruction of a stock certificate previously issued and outstanding, a new certificate of the same tenor as the one so lost or destroyed may be issued to the owner thereof after he shall have furnished the Company an affidavit, satisfactory in form and substance to the proper officers of the Company, as to his ownership of the stock represented by the lost or destroyed certificate and setting forth



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the facts relied upon to prove such lost or destruction; provided, however, that such new certificate shall not be issued until after the lapse of such time as the proper officers of the Company shall deem reasonable and until the Company shall have been furnished with bond of indemnity, with acceptable corporate surety, against all loss, cost and damages which may arise from the issuance of such new certificate, such bond to be in form approved by counsel for the Company, and in such amount as may be required by the proper officers of the Company, not less, however, than the aggregate par value of the shares represented by the lost or destroyed certificate.


                                    ARTICLE V

Seal

          Section 5.1 The common corporate seal is, and until otherwise authorized by the Board shall be, an impression upon paper or wax, or a suitably imprinted or engraved facsimile of such impression, bearing the name of the Company.


                                   ARTICLE VI


Fiscal Year

          Section 6.1 The fiscal year of the Company shall begin immediately after midnight on the last Friday in December and shall end at midnight on the last Friday of December of each calendar year.


                                   ARTICLE VII


Amendments

          Section 7.1 Any by-law may be altered, amended, or repealed at any meeting of the Board by a majority of the Directors present.

















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